UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2024, Michael P. Watts provided notice of his resignation as Chief Financial Officer of Sonendo, Inc. (the “Company”), effective March 15, 2024, to pursue new opportunities. Mr. Watts’ resignation is not a result of any disagreement with the Company on any matter relating to the Company’s financial reporting, operations, policies or practices. Due to the nature of his employment termination (not a Qualifying Termination as defined in the Company’s Executive Severance Plan), Mr. Watts will not be entitled to receive any severance payments under such plan. As Mr. Watts remained with the Company throughout 2023, he will be entitled to applicable performance-based compensation for the year-ended 2023 as well as a one-time payment for certain activities in the first quarter of 2024. The Company anticipates entering into an agreement with Mr. Watts pursuant to which he will provide certain consulting services to the Company following the effective date of his resignation.

Chris Guo, age 48, the Company’s Vice President Finance and Corporate Controller, has been appointed by the Board of Directors of the Company to serve as Interim Chief Financial Officer from March 15, 2024 until the appointment of Mr. Watts’ successor. Mr. Guo brings extensive experience leading corporate accounting and finance functions. The terms of any new compensation arrangements with Mr. Guo have not been determined as of the date of this Current Report on Form 8-K. If and when such compensation arrangements have been determined, the Company intends to file an amendment to this Form 8-K disclosing such arrangements.

Mr. Guo has served as the Company’s Vice President Finance and Corporate Controller since July 2021. Prior to joining the Company at that time, Mr. Guo served as Vice President of Accounting for Evolus, Inc. (NASDAQ: EOLS) from November 2018 to July 2021, and Director of Financial Reporting for Amphatsar Pharmaceuticals, Inc. (NASDAQ: AMPH) from June 2016 to November 2018. Prior to Amphastar, Mr. Guo was employed by Ernst & Young from 2005 to 2012 and 2013 to 2015 and the Public Company Accounting Oversight Board from 2015 to 2016. Mr. Guo is a Certified Public Accountant and received a Master of Accountancy from the University of Oklahoma in 2002.

Mr. Guo has no family relationship with any director, executive officer or person nominated to become a director or executive officer of the Company. Mr. Guo has not engaged in any transactions with the Company that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed. There are no arrangements or understandings between Mr. Guo and any other person pursuant to which he was appointed as the Company’s Interim Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

On March 8, 2024, the Company issued a press release related to the foregoing mentioned in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press Release issued by Sonendo, Inc., dated March 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonendo, Inc.

Date:	March 8, 2024	By:	/s/ Bjarne Bergheim
Bjarne Bergheim President and Chief Executive Officer